Exhibit 11

                            DAKA INTERNATIONAL, INC.
          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS) THREE AND NINE MONTHS ENDED MARCH 29, 1997 AND MARCH 30, 1996

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
                                                                            Three Months Ended               Nine Months Ended
                                                                            ------------------               -----------------
                                                                          March 29,       March 30,       March 29,       March 30,
                                                                            1997            1996            1997            1996
                                                                            ----            ----            ----            ----
Primary:
Net income (loss) .................................................       $ (1,239)       $ (5,528)       $ (7,261)         $    543
Net income (loss) available to common stockholders ................       $ (1,239)       $ (5,528)       $ (7,309)         $    543
                                                                          --------        --------        --------          --------

Weighted average number of shares outstanding .....................         11,148           9,802          11,140             9,165
Additional shares assuming conversion of stock options                        --              --              --                 348
                                                                          --------        --------        --------          --------
                                                                            11,148           9,802          11,140             9,513
                                                                          ========        ========        ========          ========
Primary earnings (loss) per share:
Net income (loss) available to common stockholders ................       $  (0.11)       $  (0.56)       $  (0.66)         $   0.06
                                                                          ========        ========        ========          ========
Fully Diluted:
Net income available to common stockholders .......................       $ (1,239)       $ (5,528)       $ (7,309)         $    543
Add back interest expense on Convertible Notes,
  after tax effect ................................................           --              --              --                 468
                                                                          --------        --------        --------          --------
                                                                          $ (1,239)       $ (5,528)       $ (7,309)         $  1,011
                                                                          ========        ========        ========          ========

Weighted average number of shares outstanding .....................         11,148           9,802          11,140            10,740
Weighted average number of options outstanding ....................           --              --              --                 375
Shares issuable upon conversion of Preferred Stock ................           --              --              --                 265
Shares issuable upon conversion of Notes ..........................           --              --              --                --
                                                                          --------        --------        --------          --------
                                                                            11,148           9,802          11,140            11,380
                                                                          ========        ========        ========          ========
Fully diluted earnings (loss) per share:
Net income (loss) .................................................       $  (0.11)       $  (0.56)       $  (0.66)         $   0.09
                                                                          ========        ========        ========          ========
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